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EXHIBIT 24

                                 POWER OF ATTORNEY

     The undersigned directors and officers of PC QUOTE, INC. hereby constitute and appoint John E. Juska, their true and lawful attorney-in-fact and agent, for each of them and in their name, place and stead, in any and all capacities (including without limitation, as Director and/or principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of the Company), to sign and execute a registration statement on Form S-3 and any amendment or amendments, including post-effective amendments thereto, for the registration under the Securities Act of 1933, as amended, of up to 11,246,063 shares of common stock of PC Quote, Inc. and do hereby grant unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 14th day of April, 1999.

     Signature

By:  /s/   JIM R. PORTER                Chairman of the Board and
    -------------------------------     Chief Executive Officer
     Jim R. Porter

By:  /s/   JOHN R. HART                 Director
    -------------------------------
     John R. Hart

By:  /s/   TIMOTHY K. KRAUSKOPF         Director
    -------------------------------
     Timothy K. Krauskopf

By:  /s/   RONALD LANGLEY               Director
    -------------------------------
     Ronald Langley

By:  /s/   KENNETH J. SLEPICKA          Director
    -------------------------------
     Kenneth J. Slepicka


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